UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2026

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2375 Waterview Drive Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	CF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

On March 15, 2026, CF Industries Sales, LLC and CF Industries Nitrogen LLC, both subsidiaries of CF Industries Holdings, Inc. (collectively, the “Company”) signed an agreement to settle litigation with Orica International Pte Ltd and certain other affiliates of Orica Ltd. (“Orica”) and Nelson Brothers, Inc. and Nelson Brothers LLC (“Nelson Brothers”).

In connection with the resolution of the litigation pursuant to the settlement, Orica has agreed to pay the Company $169.5 million in cash. In addition, the settlement provides for the termination of the ammonium nitrate purchase agreements entered into in February 2014 between the parties.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2026	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Michael P. McGrane
	Name:	Michael P. McGrane
	Title:	Senior Vice President, General Counsel and Secretary